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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 1, 2001

                           First Coastal Corporation
                           -------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                          0-14087                               06-1177661
           --------                                          -------                               ----------
(State or other jurisdiction of                        (Commission File No.)              (IRS Employer Identification No.)
         incorporation)

         1200 Congress Street, Portland, Maine                                                     04102-2129
         -------------------------------------                                                     -----------
        (Address of principal executive offices)                                                    (Zip Code)

      Registrant's telephone number, including area code:  (207) 774-5000

                                Not applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 1.    Other Events.
           ------------

     On April 1, 2001, First Coastal Corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger (the "Agreement") under which Norway Bancorp, Inc. ("Norway") will acquire the Company in a cash-for-stock exchange (the "Merger"). The Merger is subject to approval by the Company's stockholders and regulatory authorities, and customary closing conditions. In connection with the Agreement, the Company's stockholders will receive $21.00 for each share of Company common stock owned and the Company's option holders will receive the difference between $21.00 and the exercise price of each option. The Agreement (including exhibits thereto) is attached hereto as
Exhibit 2, and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)          Not applicable.

(b)          Not applicable.

(c)          Exhibits

             2. Agreement and Plan of Merger dated as of April 1, 2001, between Norway Bancorp, Inc., Norway Merger Subsidiary, Inc., Norway Savings Bank and First Coastal Corporation and Coastal Bank.

                                       2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST COASTAL CORPORATION



Date: April 4, 2001                 By: /s/ Gregory T. Caswell
                                        ----------------------
                                        Gregory T. Caswell
                                        President and Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX


Exhibit No.  Identity of Exhibit
-----------  -------------------

2. Agreement and Plan of Merger dated as of April 1, 2001, between Norway Bancorp, Inc., Norway Merger Subsidiary, Inc., Norway Savings Bank and First Coastal Corporation and Coastal Bank.